UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. 1 )

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☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to (S) 240.14a-12	☐ Confidential for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

OPNET TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OPNET TECHNOLOGIES, INC.

7255 WOODMONT AVENUE

BETHESDA, MARYLAND 20814

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, SEPTEMBER 12, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OPNET Technologies, Inc. (the “Company”) will be held at the principal executive offices of the Company, 7255 Woodmont Avenue, Bethesda, Maryland 20814, on Wednesday, September 12, 2007 at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

1.	To elect one Class I director for a three-year term extending until the 2010 Annual Meeting of Stockholders;

2.	To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2008; and

3.	To transact such other business, if any, as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

Holders of record of the Company’s Common Stock at the close of business on July 23, 2007 are entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of the Company’s stockholders is open for examination to any stockholder at the principal executive offices of the Company, 7255 Woodmont Avenue, Bethesda, Maryland 20814 and will be available at the Annual Meeting.

A copy of the Company’s Annual Report for the year ended March 31, 2007, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

By Order of the Board of Directors,

/s/ Marc A. Cohen

Marc A. Cohen

Chairman of the Board, Chief Executive Officer and Secretary

Bethesda, Maryland

July 27, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

August 16, 2007

Dear Stockholder:

On or about August 10, 2007, we mailed you our Proxy Statement dated July 27, 2007 for the Annual Meeting of Stockholders to be held on September 12, 2007. Because of an error on page 2 of that original Proxy Statement, the Number of Shares Beneficially Owned and the Percent of Class data was misstated. We apologize for any confusion this may have caused. For your convenience, we have reprinted the entire Proxy Statement to show the correct data on page 2. You may use the proxy card enclosed with the original copy of the Proxy Statement (which has not changed) to vote your shares at our upcoming Annual Meeting. If you have already voted your shares, you do not need to vote again.

OPNET Technologies, Inc.

/s/ Mel F. Wesley

Mel F. Wesley

Vice President and Chief Financial Officer

OPNET Technologies, Inc.

7255 Woodmont Avenue • Bethesda, Maryland 20814 • phone: (240) 497-3000 • fax: (240) 497-3001 • www.opnet.com • NASDAQ: OPNT

THIS PROXY STATEMENT CORRECTS ERRORS ON PAGE 2 OF THE PROXY STATEMENT

THAT WAS MAILED TO YOU ON OR ABOUT AUGUST 10, 2007.

OPNET TECHNOLOGIES, INC.

7255 WOODMONT AVENUE

BETHESDA, MARYLAND 20814

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, SEPTEMBER 12, 2007

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of OPNET Technologies, Inc., a Delaware corporation (the “Company”), of proxies for use at the Annual Meeting of Stockholders to be held at the principal executive offices of the Company, 7255 Woodmont Avenue, Bethesda, Maryland 20814, on September 12, 2007 at 10:00 a.m., local time, and at any adjournments thereof (the “Annual Meeting”).

All executed proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

The Board of Directors has fixed July 23, 2007 as the record date (the “Record Date”) for determining holders of the Company’s Common Stock, $.001 par value per share (the “Common Stock”), who are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote an aggregate of 20,583,862 shares of Common Stock. Each share of Common Stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting.

The Notice of Meeting, this Proxy Statement, the enclosed Proxy Card and the Company’s Annual Report for the year ended March 31, 2007 (“fiscal 2007”) are first being sent or given to stockholders on or about August 13, 2007.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement or the Company’s Annual Report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write the Company at the following address or telephone number: OPNET Technologies, Inc., 7255 Woodmont Avenue, Bethesda, Maryland, telephone: (240) 497-3000, Attention: Investor Relations. If you want to receive separate copies of the Company’s Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

Votes Required

The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast on the matter is required for the election of the Class I director. The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast on the matter is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on matters (such as the ratification of the appointment of the auditors) that require the affirmative vote of a certain percentage of the votes cast or the shares voting on the matter.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of July 23, 2007 by:

•	each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock;

•	each director and nominee for director of the Company;

•	each of the executive officers of the Company; and

•	all executive officers, directors and nominees for director of the Company as a group.

Except as set forth herein, the business address of the named beneficial owner is c/o OPNET Technologies, Inc., 7255 Woodmont Avenue, Bethesda, Maryland 20814 and each person or entity named in the table has sole voting power and investment power (or shares such power with his spouse) with respect to all shares of Common Stock indicated as owned by such person or entity.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class
Marc A. Cohen (2)	2,877,287	13.8%
Alain J. Cohen (3)	4,708,183	22.8%
Mel F. Wesley (4)	19,141	*
Steven G. Finn, PhD (5)	110,000	*
Ronald W. Kaiser (6)	45,000	*
William F. Stasior (7)	135,000	*
All executive officers, directors and the nominee for director, as a group (6 persons) (8)	7,894,611	37.3%

*	Less than 1%.

(1)	The number of shares beneficially owned by each director, nominee for director, executive officer and stockholder is determined under rules promulgated by the Securities and Exchange Commission (“SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after July 23, 2007 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

(2)	Includes 273,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days after July 23, 2007.

(3)	Includes 75,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days after July 23, 2007.

(4)	Includes 7,500 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days after July 23, 2007.

(5)	Includes 90,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days after July 23, 2007.

(6)	Consists of 45,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days after July 23, 2007.

(7)	Includes 97,500 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days after July 23, 2007.

(8)	Includes 588,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days after July 23, 2007.

PROPOSAL 1—ELECTION OF CLASS I DIRECTOR

The Company has a classified Board of Directors currently consisting of one Class I director, two Class II directors and two Class III directors. The Class I, Class II and Class III directors will serve until the annual meeting of stockholders to be held in 2007, 2008 and 2009, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The persons named in the enclosed proxy will vote to elect Ronald W. Kaiser as the Class I director, unless authority to vote for Mr. Kaiser is withheld by marking the proxy to that effect. The Class I director will be elected to hold office until the 2010 annual meeting of stockholders (subject to the election and qualification of his successor and to his earlier death, resignation or removal).

Mr. Kaiser has indicated his willingness to serve, if elected, but if he should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that Mr. Kaiser will be unable to serve if elected.

For each member of the Board of Directors whose term of office as a director continues after the Annual Meeting, including Mr. Kaiser, there follows information given by that director concerning his principal occupation and business experience for at least the past five years, the names of other publicly held companies of which he serves as a director and his age and length of service as a director of the Company. There are no family relationships among any of the directors, nominees for director and executive officers of the Company, except that Marc A. Cohen and Alain J. Cohen are brothers. Information with respect to the number of shares of Common Stock beneficially owned by each director and the nominee for director, directly or indirectly, as of July 23, 2007 appears under the heading “Security Ownership of Certain Beneficial Owners and Management.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEE LISTED ABOVE.

Director Whose Term Expires in 2007 (Class I Director)

Ronald W. Kaiser is 53 years old and has served as a member of the Board of Directors since October 2003. Since January of 2007, Mr. Kaiser has served as Chief Financial Officer of Sucampo Pharmaceuticals, Inc., a specialty pharmaceutical company. Mr. Kaiser served as Vice President and Chief Financial Officer of PharmAthene, Inc, a privately held bio-defense company from April 2005 through December 2006. Mr. Kaiser served as Chief Financial Officer, Treasurer and Secretary of Air Cargo, Inc., a privately held provider of United

States and European cargo transportation logistics from February 2003 through March 2005. Air Cargo filed for Chapter 11 bankruptcy on December 7, 2004. Mr. Kaiser served as Chief Financial Officer and Treasurer of OTG Software, Inc. (“OTG”) from June 1998 until the sale of OTG to Legato Systems, Inc. in May 2002. OTG was a publicly traded corporation that provided online data storage and data access software solutions for business applications, email management and related services. From April 1998 to June 1998, Mr. Kaiser was an employee of Network Associates, Inc., an internet security company, following the acquisition of Trusted Information Systems, Inc. by Network Associates, Inc. From May 1996 to April 1998, Mr. Kaiser served as the Chief Financial Officer of Trusted Information Systems, Inc., an information security company.

Directors Whose Terms Expire in 2008 (Class II Directors)

Alain J. Cohen, one of the Company’s founders, is 40 years old and has served as the Company’s President and Chief Technology Officer and as a member of the Board of Directors since the Company’s inception in 1986. Mr. Cohen received a bachelor’s degree in electrical engineering from the Massachusetts Institute of Technology (“M.I.T.”).

Dr. Steven G. Finn is 61 years old and has served as a member of the Board of Directors since March 1998. Dr. Finn has been a principal research scientist and lecturer at M.I.T. since 1991. Dr. Finn has also served as a consultant with Matrix Partners, a venture capital firm, since 1991.

Directors Whose Terms Expire in 2009 (Class III Directors)

Marc A. Cohen, one of the Company’s founders, is 44 years old and has served as the Chairman of the Board since the Company’s inception in 1986 and as the Company’s Chief Executive Officer since 1994. From 1986 to 1992, Mr. Cohen was also a consultant with Booz Allen Hamilton Inc. (“Booz Allen”), an international management and consulting company. Mr. Cohen received a bachelor’s degree in engineering science from Harvard University and a master’s degree in electrical engineering from Stanford University. Mr. Cohen also serves as a Trustee and as a member of the Board of Directors of the Dana-Farber Cancer Institute in Boston, Massachusetts.

William F. Stasior is 66 years old and has served as a member of the Board of Directors since March 1998. Since October 1999, he has served as senior chairman of Booz Allen. From 1991 to 1999, he served as Chairman and Chief Executive Officer of Booz Allen. Mr. Stasior currently serves on the Board of Directors of SkyTerra Communications, Inc., a telecommunications service provider.

Board Determination of Independence

Under NASDAQ rules, a director of the Company will only qualify as an “independent director” if, in the opinion of the Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that none of Dr. Finn, Mr. Kaiser or Mr. Stasior has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Board Meetings and Attendance

The Board of Directors met four times (including by teleconference) during fiscal 2007. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of the committees on which he then served.

Director Attendance at the Annual Meeting

The Board of Directors does not have a policy with regard to attendance by directors at annual meetings. Two of the directors attended the 2006 annual meeting of stockholders.

Board Committees

The Board of Directors has established three standing committees – Audit, Compensation and Nominating – each of which operates under a charter that has been approved by the Board.

The Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of the NASDAQ Global Market including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the Audit Committee satisfy all other NASDAQ eligibility requirements for Audit Committee membership.

The Audit Committee is currently composed of Dr. Finn and Messrs. Kaiser and Stasior. The Board has determined that Mr. Kaiser is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee met five times (including by teleconference) during fiscal 2007. The functions of the Audit Committee include:

•	appointment of the Company’s independent auditors;

•	reviewing the independence of the independent auditors;

•	reviewing the annual audit plan of the independent auditors, the results of the independent audit, and the report and recommendations of the independent auditors;

•	evaluating the adequacy of the Company’s internal financial and accounting processes and controls; and

•	reviewing with management and the independent auditors the annual and interim financial statements of the Company.

A copy of the charter of the Audit Committee is available on the “Investor Relations” section of the Company’s website at www.opnet.com.

The Compensation Committee, which is currently composed of Dr. Finn and Messrs. Kaiser and Stasior, reviews executive salaries, administers the Company’s bonus, incentive compensation and stock plans and approves the salaries and other benefits of the Company’s executive officers. In addition, the Compensation Committee consults with the Company’s management regarding the Company’s benefit plans and compensation policies and practices. The Compensation Committee met three times during fiscal 2007. A copy of the charter of the Compensation Committee is available on the “Investor Relations” section of the Company’s website at www.opnet.com.

The Nominating Committee is currently composed of Dr. Finn and Messrs. Kaiser and Stasior. The Nominating Committee met once during fiscal 2007. The function of the Nominating Committee is to recommend to the Board of Directors the persons to be nominated for elections as directors at any meeting of stockholders.

Director Candidates

The Board of Directors created a standing Nominating Committee and adopted a Nominating Committee Charter on September 13, 2004. The Nominating Committee consists entirely of directors who are “independent” as defined in the rules of the NASDAQ Global Market. The criteria for selecting all director nominees are specified in the charter of the Nominating Committee. In selecting director nominees for recommendation to the Board of Directors the Committee considers: i) the nominee’s reputation for integrity, honesty and adherence to high ethical standards, ii) the nominee’s demonstrated business acumen, financial literacy, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company, and iii) whether the nominee is willing and able to contribute positively to the decision-making process of the Company. A copy of the charter of the Nominating Committee is available on the “Investor Relations” section of the Company’s website at www.opnet.com.

Except where the Company is legally required to provide third parties the right to nominate directors, the Nominating Committee is responsible for recommending to the Board of Directors all nominees for election as directors at any meeting of stockholders and the persons to be elected by the Board of Directors to fill any vacancies on the Board. Stockholders have the right under the Company’s Bylaws to directly nominate director candidates, without any action or recommendation on the part of the Board, by following the procedures set forth under “Stockholder Proposals for 2008 Annual Meeting.” Candidates nominated by stockholders in accordance with the procedures set forth in the Bylaws will not be included in the Company’s proxy card for the next annual meeting.

Stockholder Communications with the Board

Shareholders may communicate with the Board or any of the directors by sending written communications addressed to the Board or any of the directors, c/o Corporate Secretary, OPNET Technologies, Inc., 7255 Woodmont Avenue, Bethesda, MD 20814. The Chairman of the Board, with the assistance of the Company’s General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors.

Code of Business Conduct and Ethics

The Company has adopted a code of business conduct and ethics that applies to all Company directors, officers and employees, including the Company’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics is posted on the “Investor Relations” section of the Company’s website at www.opnet.com. The Company intends to satisfy the disclosure requirements under Item 10 of Form 8-K regarding amendments to, or waivers from, the code of business conduct and ethics by either providing such information on a Form 8-K filed with the SEC or by posting such information on the “Investor Relations” section of the Company’s website at www.opnet.com. Information contained on the website is not part of this proxy statement.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of March 31, 2007:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by security holders	2,841,278	10.73	2,356,701	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	2,841,278	10.73	2,356,701

(1)	In addition to being available for future issuance upon exercise of options that may be granted after March 31, 2007, all of the remaining 2,223,502 shares under the Company’s Amended and Restated 2000 Stock Incentive Plan (the “2000 Plan”) may instead be issued in the form of restricted stock, stock appreciation rights or other stock-based awards.

(2)	Includes 133,199 shares issuable under the Company’s 2000 Employee Stock Purchase Plan (the “ESPP”), including shares issuable in connection with the current offering period which ended on July 31, 2007. Also includes 2,223,502 shares issuable under the 2000 Plan. Under the 2000 Plan, the number of shares available for issuance automatically increases on the first trading day of each calendar year by an amount equal to 3% of the shares of Common Stock outstanding on the last trading day of the preceding calendar year, not to exceed an annual increase of 1,000,000 shares, or a lesser amount determined by the Board. The Board did not approve any increase in shares for issuance on the first trading day of calendar year 2007.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Dr. Finn and Messrs. Kaiser and Stasior. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors.

Steven G. Finn, PhD

Ronald W. Kaiser

William F. Stasior

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

The goals of the Board of Directors and the Compensation Committee with respect to executive compensation are to align compensation with business objectives and performance, to enable us to attract, retain and reward executive officers and other key employees who contribute to our long-term success, and to establish an appropriate relationship between executive compensation and the creation of long-term stockholder value. To meet these goals, the Compensation Committee has adopted a mix among the compensation elements of salary, cash bonus and stock options.

The Board of Directors and the Compensation Committee also believe that the compensation of the Chief Executive Officer and the other executive officers should be based to a substantial extent on our performance and adjusted, as appropriate, based on the executive officer’s performance against personal performance objectives. Generally, when establishing salaries, bonus levels and stock awards for executive officers, the Compensation Committee considers: (i) our financial performance during the past year and recent quarters, (ii) the individual’s performance during the past year and recent quarters and (iii) the salaries of executive officers in similar positions of companies of comparable size and capitalization and other companies within the network and application performance management software industry.

We have not retained a compensation consultant to review our policies and procedures relating to executive compensation and we have not formally benchmarked our compensation to that of other companies. The Compensation Committee does, however, informally consider competitive market practices by speaking to recruitment agencies and reviewing publicly available information relating to compensation of executives at other companies in our industry.

Compensation Components

The four major components of our executive officer compensation program are (i) base salary, (ii) annual incentive awards in the form of discretionary cash bonuses, (iii) long-term, equity-based incentive awards and (iv) employee benefits, such as 401(k) matching payments and health and life insurance.

We have not currently adopted any formal or informal policy for allocating compensation between long-term and short-term compensation or between cash and non-cash compensation. We view each of the elements of our compensation program as related but distinct. Our decisions about each individual element do not necessarily affect the decisions we make about other elements. For example, we do not believe that significant compensation derived from one elements of compensation should necessarily negate or reduce compensation from other elements.

Base Salary. The Compensation Committee meets periodically to set the base salary levels of our executive officers. Effective April 2006, the Compensation Committee increased Marc Cohen’s and Alain Cohen’s base salaries to $300,000. Effective April 2006, the Compensation Committee increased Mel Wesley’s base salary to $165,000, and effective July 2006, the one-year anniversary of Mr. Wesley’s promotion to Vice President, Chief Financial Officer, the Compensation Committee increased it to $172,000. When reviewing base salaries, the Compensation Committee considered individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The Compensation Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with other software companies in our industry and anticipates reviewing compensation packages at least annually.

Discretionary Cash Bonus. The Compensation Committee has the authority to award discretionary cash bonuses to our executives from time to time. Our cash bonus program is discretionary and is designed to motivate executives to work effectively to achieve our financial performance objectives and to reward them when objectives are met. Mel Wesley earned a $10,000 cash bonus during fiscal 2007.

Equity-Based Incentive Compensation. We established our Amended and Restated 2000 Stock Incentive Plan, or the Incentive Plan, to provide all employees, including executive officers, with an opportunity to share, along with our stockholders, in the long-term performance of our company. The Compensation Committee believes that a primary goal of the compensation program is to provide key employees who have significant responsibility for the management, growth and future success of our company with the opportunity to participate in the financial gain from price increases in our common stock. In addition, the vesting feature of our equity grants should further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period.

Executives are eligible to receive stock options giving them the right to purchase shares of common stock in the future at a price equal to the fair market value at the date of grant. Historically, our equity awards have typically taken the form of stock options. Executives are also eligible to receive grants of restricted stock, and we have begun in recent periods to rely much more significantly on restricted stock grants in lieu of stock options. We typically grant restricted stock awards at no cost to the executive. Because the shares have a built-in value at the time the restricted stock grants are made, we generally grant significantly fewer shares of restricted stock than the number of stock options we would grant for a similar purpose.

We did not grant options to any executive officer during fiscal 2007. During fiscal 2007, we implemented a new incentive program whereby we make discretionary quarterly grants of restricted stock to our executives and other key employees. Under this program, following the end of each quarter, the Compensation Committee establishes a bonus pool, denominated in dollars, based primarily on our financial performance for the prior quarter, particularly revenue, and on other factors. The size of this bonus pool for each quarter, and whether to have a bonus pool at all, are entirely in the discretion of the Compensation Committee. If a bonus pool is established, our Chief Executive Officer recommends its allocation among the executives and other key employees, based primarily on his subjective judgment about the performance of each of them, and submits that recommendation to the Compensation Committee. The Compensation Committee determines the final allocation of the bonus pool among the executives and other key employees, thereby determining a dollar-denominated bonus for each. These dollar-denominated bonuses are subsequently translated into a number of shares of restricted stock based on the closing price of our common stock as reported on the Nasdaq Global Market on the third trading day following our quarterly earnings release, which is also the date of the actual restricted stock grant. During fiscal 2007, we granted 8,753 shares of restricted stock to Marc Cohen, 8,753 shares to Alain Cohen and 2,429 shares to Mel Wesley under this program. All of these shares were granted following the first quarter of fiscal 2007.

Each of these grants vests as to one-third of the shares on each of the second, third and fourth anniversaries of the grant date. If the executive ceases to be an employee, officer or director of, or consultant or advisor to, our company or a parent or subsidiary of our company, any shares that are not then vested are subject to forfeiture without payment to the executive. In the event we experience a change-of-control event, as specified in the Incentive Plan, these grants automatically become vested in full.

We currently have a policy of granting equity awards on the third trading day following our earnings release in each quarter. In the case of stock options, we establish the exercise price based on the closing price of our common stock as reported on the Nasdaq Global Market on the grant date. Likewise, in the case of restricted stock, if the number of shares is being determined on the basis of a dollar-denominated bonus as described above, we translate the dollar-denominated bonus into a number of shares of common stock in the same manner.

We do not have any equity ownership guidelines for our executive officers.

Employee Benefits. Our executives are eligible to participate in the same medical, dental, life, disability and accident insurance programs that are available to all of our U.S.-based employees. The executives are also eligible to participate in our 401(k) savings plans on the same terms as all of our U.S.-based employees. Our 401(k) savings plan provides a company match of up to 3% of cash compensation corresponding to one-half the amount contributed by the participant. We offer no deferred compensation plan, no traditional pension plan, and no company-paid retiree benefits.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to the company’s chief executive officer and four other most highly compensated officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Compensation Committee periodically reviews the potential consequences of Section 162(m) and may structure the performance-based portion of its executive compensation to comply with certain exemptions in Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when the Compensation Committee believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer’s performance.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary information concerning the total compensation awarded to, paid to or earned by each of our executive officers in fiscal 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation (2) ($)	Total ($)
				Restricted Stock(1)	Stock Options
Marc A. Cohen Chief Executive Officer	2007 2006 2005	300,000 250,000 250,000	— — 23,000	26,990 1,846 —	154 — —	3,000 3,000 3,000	330,144 254,846 246,000

Alain J. Cohen President and Chief Technology Officer	2007 2006 2005	300,000 250,000 250,000	— — 23,000	26,990 1,846 —	— — —	— — 1,750	326,990 251,846 274,750

Mel F. Wesley Chief Financial Officer	2007 2006 2005	170,250 145,000 101,500	10,000 — 10,000	24,330 2,992 —	20,134 — —	3,000 1,083 4,625	227,714 149,075 116,125

(1)	This column reflects the amount we recorded as stock-based compensation in our financial statements for fiscal 2007 in connection with these restricted stock grants. The assumptions used in valuing the restricted stock we granted during fiscal 2007 are described under the caption “Stock-Based Compensation” in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2007 filed with the SEC. Unlike the amount reflected in our consolidated financial statements, however, this amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the executive will perform the requisite service to vest in the award.

(2)	Represents matching contributions under our 401(k) plan.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our executive officers for the year ended March 31, 2007.

Name	Grant Date	Approval Date (1)	All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock ($/Sh)
Marc A. Cohen	5/22/06	5/22/06	2,696	10.98
	8/7/06	8/7/06	2,145	12.20
	11/3/06	11/3/06	1,956	14.22
	2/22/07	2/22/07	1,956	15.68

Alain J. Cohen	5/22/06	5/22/06	2,696	10.98
	8/7/06	8/7/06	2,145	12.20
	11/3/06	11/3/06	1,956	14.22
	2/22/07	2/22/07	1,956	15.68

Mel F. Wesley	5/22/06	5/22/06	647	10.98
	8/7/06	8/7/06	686	12.20
	11/3/06	11/3/06	626	14.22
	2/22/07	2/22/07	470	15.68

(1)	Reflects the date on which the grant was approved by the Compensation Committee.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards at March 31, 2007 held by each of our executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)
Marc A. Cohen	41,676 33,324 100,000 50,000 48,000	— — — — —	12.00 13.20 10.59 5.85 11.75	6/29/10 6/29/10 7/24/11 8/8/12 10/22/13	14,093	190,396

Alain J. Cohen	41,676 33,324	— —	12.00 13.20	6/29/10 6/29/10	14,093	190,396

Mel F. Wesley	5,000	5,000	11.56	7/8/14	11,086	149,772

(1)	Unexercised option grants vest evenly over four years, starting one year after grant date.

(2)	Unexercised restricted stock grants vest evenly over four years, starting two years after grant date.

(3)	Based on a value of $13.51 per share, the closing price of our common stock as reported on the NASDAQ Global Market on March 30, 2007, the last trading day during fiscal 2007.

Option Exercises and Vested Stock

The following table summarizes the option exercises and vesting of stock awards for each of our executive officers for the year ended March 31, 2007.

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Marc A. Cohen	—	—	12,500	50,750

Alain J. Cohen	—	—	—	—

Mel F. Wesley	—	—	2,500	19,900

Employment Agreements

None of our executive officers have employment agreements with us.

Marc Cohen and Alain Cohen each entered into a non-compete agreement with the Company on September 30, 1997. Under the agreements, Marc Cohen and Alain Cohen each agreed not to compete with the Company during the term of his employment and, in the event that his employment with the Company is terminated either at his voluntary election or by the Company for good cause, for a period of 12 months thereafter. In addition, Marc Cohen and Alain Cohen each agreed not to solicit the Company’s employees or customers on behalf of any competitor during the same period. Also, Marc Cohen and Alain Cohen each agreed to protect the Company’s confidential information during his employment, except as appropriate in the performance of his duties, and after the termination of his employment.

The Company has also entered into a nondisclosure, non-compete, nonsolicitation and ownership of inventions agreement with Mr. Wesley, under which he has agreed to protect the Company’s confidential information during and after the termination of his employment, and not to compete with the Company during the term of his employment and for 12 months after termination of his employment.

Potential Payments Upon Termination or Change of Control

None of our executives have any arrangement that provides for severance payments. None of our executives is entitled to payment of any benefits upon a change in control of our company, except that any unused vacation balance is paid out and our Incentive Plan provides that in connection with a change in control, all unvested stock options and restricted stock will become fully vested.

DIRECTOR COMPENSATION

Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Prior to July 2004 non-employee directors did not receive cash compensation for serving as directors. Effective July 2004, we began paying non-employee directors an annual retainer of $15,000 and a fee of $1,000 per day for attending Board or Board Committee meetings in person or by telephone. On April 27, 2006, we increased the annual retainer for independent directors who are serving on the board to $20,000. This change was effective with the retainer payment that was made after the 2006 annual stockholders meeting. No director who is also an employee receives separate compensation for services rendered as a director.

Prior to May 9, 2007, our non-employee directors received automatic annual grants of stock options pursuant to our 2000 Director Stock Option Plan. Each non-employee director was granted an option to purchase 10,000 shares of common stock on the date of each annual meeting of stockholders, provided that he or she was serving as a director immediately following such annual meeting of stockholders. On May 9, 2007, we terminated the automatic annual grants of stock options under the 2000 Director Stock Option Plan and adopted a policy that each non-employee director will instead receive an annual grant of 3,000 restricted shares of common stock. The restricted shares of common stock will be granted on the date of the annual meeting of stockholders to each of our non-employee directors who is serving as a director immediately after that meeting, and shall be fully vested on the date of the next annual meeting of stockholders, provided he or she is serving as a director immediately prior to such meeting. On July 25, 2007 we suspended all option grants under the 2000 Director Stock Option Plan. In addition, we adopted a policy that each person who becomes a non-employee director other than pursuant to election at an annual meeting of stockholders will be granted a number of restricted shares of common stock on the date of his or her election to the Board of Directors calculated by multiplying 250 by the number of full calendar months remaining from the date of his or her initial election to the Board of Directors until the first anniversary of the prior year’s annual meeting of stockholders.

Director Compensation Table

The following table sets forth information regarding the compensation of our directors for fiscal 2007. Our executive officers who also served as directors are not included in this table because they were not separately compensated for their service as directors.

Director	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards (1) (2) ($)	All Other Compensation ($)	Total ($)
Steven G. Finn, PhD	28,000	—	41,018	—	66,975
Ronald W. Kaiser	28,000	—	41,018	—	65,975
William F. Stasior	28,000	—	41,018	—	66,975

(1)	This column reflects the amount we recorded as stock-based compensation in our financial statements for fiscal 2007 in connection with these restricted stock grants. The assumptions used in valuing the stock options we granted during fiscal 2007 are described under the caption “Stock-Based Compensation” in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2007 filed with the SEC. Unlike the amount reflected in our consolidated financial statements, however, this amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the director will perform the requisite service to vest in the award.

(2)	The table below shows the aggregate numbers of stock awards and option awards outstanding for each non-employee director as of March 31, 2007.

Director	Aggregate Dollar Amount of Stock Awards Outstanding as of March 31, 2007 ($)	Aggregate Dollar Amount of Option Awards Outstanding as of March 31, 2007 ($)
Steven G. Finn, PhD	—	732,533
Ronald W. Kaiser	—	276,101
William F. Stasior	—	732,533

Report of the Audit Committee of the Board of Directors

The Audit Committee reviewed the Company’s audited financial statements for fiscal 2007 and discussed these financial statements with the Company’s management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent registered public accounting firm the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent registered public accounting firm provision of the other, non-audit related services to the Company which are referred to under the heading “Independent Auditor Fees and Related Matters” is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007.

By the Audit Committee of the Board of Directors.

Steven G. Finn, PhD

Ronald W. Kaiser

William F. Stasior

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year. Although stockholder approval of the Audit Committee’s appointment of Deloitte & Touche is not required, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its appointment of Deloitte & Touche. Deloitte & Touche served as the Company’s independent auditors for the years ended March 31, 2007 (“fiscal 2007”) and 2006 (“fiscal 2006”).

Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Independent Auditor Fees and Related Matters

Audit Fees

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) billed the Company aggregate fees of approximately $926,000 and $939,000 in fiscal 2007 and fiscal 2006, respectively, for professional services rendered for the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, international statutory audits, and other fees related to the Company’s SEC filings and other accounting consultations.

Audit-Related Fees

Deloitte did not bill the Company fees in fiscal 2007 for audit-related services. Deloitte billed the Company aggregate fees of approximately $3,000 in fiscal 2006 for audit-related services, including audits of the Company’s employee benefit plans.

Tax Fees

Deloitte billed the Company aggregate fees of approximately $324,000 and $432,000 in fiscal 2007 and fiscal 2006, respectively, for tax compliance and tax advisory services. The fees for tax compliance amounted to approximately $216,000 for fiscal 2007 and $224,000 for fiscal 2006, and related to the preparation of the U.S. federal tax returns, tax returns in overseas countries in which the Company does business and various state and local tax returns. The fees for tax advisory services amounted to approximately $95,000 for fiscal 2007 and $208,000 for fiscal 2006, and related to tax examination assistance, tax research and tax planning services in the countries in which the Company does business.

All Other Fees

Deloitte did not bill the Company fees in fiscal 2007 or fiscal 2006 for other professional services.

The Audit Committee of the Board of Directors has considered whether the provision by Deloitte of the non-audit services listed above is compatible with maintaining Deloitte’s independence.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services, and may be subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval policy, and the related amounts of fees for services performed. The Audit Committee may also pre-approve particular services on a case-by-case basis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Common Stock (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company and on the representations of the Reporting Persons, the Company believes that during the year ended March 31, 2007 the Reporting Persons complied with all Section 16(a) filing requirements.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

The Company will bear all costs of soliciting proxies. In addition to solicitations by mail, the Company’s directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. The Company will also request brokers, custodians and fiduciaries to forward the proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

To be considered for inclusion in the proxy statement for the 2008 Annual Meeting, stockholder proposals must be submitted to the Secretary of the Company at its principal executive offices at 7255 Woodmont Avenue, Bethesda, Maryland 20814, no later than the close of business on March 31, 2008.

If a stockholder of the Company wishes to present a proposal directly at the 2008 Annual Meeting, but does not wish to have the proposal considered for inclusion in the proxy statement, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the first anniversary of the 2007 Annual Meeting; provided that, in the event that the date of the 2008 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2007 Annual Meeting, notice by the stockholder must be received not earlier than the 90th day prior to the 2008 Annual Meeting and not later than the close of business on the later of (i) the 60th day prior to the 2008 Annual Meeting and (ii) the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2008 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Stockholders wishing to propose director candidates for consideration by the stockholders at the 2008 annual meeting of stockholders may do so by writing to the Secretary of the Company and providing the information specified in the Company’s Bylaws, including the candidate’s name, address and principal occupation. The Company’s Bylaws set forth further requirements for stockholders wishing to nominate director candidates for consideration by stockholders including, among other things, that a stockholder must give written notice of an intent to make such a nomination complying with the Bylaws of the Company to the Secretary of the Company received not less than 60 days nor more than 90 days prior to the first anniversary of the 2007 Annual Meeting; provided that, in the event that the date of the 2008 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2007 Annual Meeting, notice by the stockholder must be received not earlier than the 90th day prior to the 2008 Annual Meeting and not later than the close of business on the later of (i) the 60th day prior to the 2008 Annual Meeting and (ii) the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

By Order of the Board of Directors,

/s/ Marc A. Cohen
Marc A. Cohen Chairman of the Board, Chief Executive Officer and Secretary

Bethesda, Maryland

July 27, 2007

A COPY OF THE COMPANY’S FORM 10-K REPORT FOR FISCAL YEAR 2007, CONTAINING CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION OF INTEREST TO STOCKHOLDERS, IS AVAILABLE UPON REQUEST WITHOUT CHARGE. PLEASE CONTACT:

Investor Relations

OPNET Technologies, Inc.

7255 Woodmont Avenue

Bethesda, Maryland 20814

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.